Exhibit 4.30

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH (i) NOT MATERIAL AND (ii) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED.

[*****] indicates the redacted confidential portions of this exhibit.

SIXTH AMENDMENT

TO THE

EXCLUSIVE MANUFACTURING, SUPPLY AND DISTRIBUTION AGREEMENT

This SIXTH Amendment to the Exclusive Manufacturing, Supply and Distribution Agreement dated August 23rd, 2010 as amended on September 6th, 2012, May 14th, 2013, February 15th, 2014, August 25th, 2015, and September 30th, 2016, by and between Baxalta US Inc., a member of the Takeda group of companies, having a place of business at 1200 Lakeside Dr., Bannockburn, IL 60015, USA (hereinafter “Baxalta”) and Kamada Ltd., having a place of business at 2 Holzman Street, Weizmann Science Park, Rehovot 7670402, Israel (hereinafter “Kamada”) (the “Agreement”) is entered into as of this 30th day of August, 2019 (the “Effective Date”). Baxalta and Kamada shall collectively be referred to as the “Parties”.

RECITALS

WHEREAS, the Parties desire to enter into a sixth amendment to the Agreement in order to amend the Minimum Purchase Levels and the Production Capacity for the years 2019 through 2021 as may be set under the Agreement and its prior amendments, as well as other provisions, as elaborated hereunder (hereinafter the “Sixth Amendment”).

WHEREAS, Baxalta is interested to secure a Minimum Purchase Levels for the years 2019 through 2021, which exceed the quantities indicated in the Agreement (including its Amendments).

WHEREAS, the Parties desire to amend the Minimum Purchase Levels and Production Capacity for years 2019 through 2021.

Now therefore, it is hereby agreed as follows:

1.	Section 4.5 of the Agreement shall be replaced with the following paragraph:

4.5	2021 Supply and Post-2021 Forecasting. Baxalta shall notify Kamada in writing, no later than [*****] with respect to its expectations for the continued supply of Product by Kamada, for calendar years 2022 and beyond. For the avoidance of doubt, and except as otherwise stated in the Agreement, Kamada does not guarantee the availability of any Products beyond 2021, and Production Capacity beyond 2021 will be negotiated separately. In addition, Baxalta shall notify Kamada no later than [*****], of Baxalta’s requirements of additional Product in the 2021 Minimum Period in excess of the [*****] 50 ml vial Minimum Purchase Level for 2021.

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2.	Section 6.4(a) of the Agreement shall be replaced with the following paragraph:

6.4	Minimum Purchase Levels. (a) During each calendar year following the Effective Date (each a “Minimum Period”), for a period terminating on December 31, 2021 (the “Minimums Term”), Baxalta shall be obligated to purchase minimum volumes (the “Minimum Purchase Levels”) of the Product as follows:

Minimum Period (Calendar Year)	Minimum Purchase Levels (50 mL vials)
2010	[*****]
2011	[*****]
2012	[*****]
2013	[*****]
2014	[*****]
2015	[*****]
2016	[*****]
2017	[*****]
2018	[*****]
2019	[*****]
2020	[*****]
2021	[*****]

3.	Section 4.2(g) Failure to Supply is hereby amended to add paragraph (iv) as follows:

(iv) Without derogating from Baxalta’s obligation to place purchase orders for the Minimum Purchase Levels during a Minimum Period, Kamada shall have the right to deviate from supplying the Production Capacity for the year [*****] by up to plus/minus [*****] vials (in each case, a positive or negative Deviation). In the case that Kamada supplies a positive Deviation for [*****], Baxalta shall purchase the Deviation, and both Baxalta’s Minimum Purchase Level for [*****] and Kamada’s Production Capacity for [*****] shall be reduced by the number of vials of such positive Deviation. In the case that Kamada supplies a negative Deviation for [*****], Baxalta shall have the option to a) cancel the purchase order for the number of vials of the negative Deviation, wherein such cancelled purchase order will still count towards Baxalta’s Minimum Purchase Level for [*****]; or b) increase both Baxalta’s Minumum Purchase Level for [*****] and Kamada’s Production Capacity for [*****] to add the number of vials of the negative Deviation. Such option for a negative Deviation shall be exercised by Baxalta by written notice to Kamada by [*****].

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4.	Section 1.77 of the Agreement is hereby amended to read as follows:

1.77	“Production Capacity” of 50 mL vials of Product for delivery to Baxalta shall mean:

Calendar Year	50 mL vials/year
2010	[*****]
2011	[*****]
2012	[*****]
2013	[*****]
2014	[*****]
2015	[*****]
2016	[*****]
2017	[*****]
2018	[*****]
2019	[*****]
2020	[*****]
2021	[*****]

5.	Section 5.1(d) of the Agreement shall be replaced with the following:

(d)	Annual and Market Price Adjustments.

(i)	The Transfer Price for 2019 shall be $[*****]. Thereafter, on each January 1 during the Minimums Term, or as soon thereafter as practicable, the then-current Transfer Prices (taking into account any prior year adjustments and Market Price adjustments) shall be increased by the lesser of: (A) [*****] ([*****]%) and (B) the percentage increase, if any, in the Producer Price Index total final demand, without any deductions, over the previous 12 months ending December as published in the December PPI Detailed Report by the U.S. Bureau of Labor Statistics for the prior year.

(ii)	With respect to the year [*****], the Transfer Price shall be the [*****] Transfer Price plus the PPI increase allowed in Section 5.1(d) (i), above, plus [*****] dollars ($[*****]) per vial. Kamada shall provide a discount of [*****] dollars ($[*****]) per vial off the then current Transfer Price (at which point the Transfer Price shall be the [*****] Transfer Price plus the PPI increase allowed in Section 5.1(d) (i), above), for the incremental Product purchased by Baxalta from Kamada during [*****] in excess of [*****] 50 mL vials. Such discounts shall be reflected on both the purchase order and invoice for such Product purchased during [*****] in excess of [*****] 50 mL vials.

Sixth Amendment to the Exclusive Manufacturing, Supply and Distribution Agreement-Confidential	Page 3

(iii)	The Transfer Price specified in this Section 5.1(d) applies only to Products which are indicated for the treatment of Alpha-1 antitrypsin deficiency (AATD).

6.	Section 8.1(b)(iii) shall be replaced with the following:

(iii)	Until the First Commercial Sale (as defined in the License Agreement), and in connection with the conduct of the Clinical Studies, Kamada shall supply Baxalta with up to an aggregate amount, together with the Product supplied under Section 7.3(b), of [*****] [*****] mL vials of Product during the Term of this Agreement to be utilized solely in the conduct of such Clinical Studies at a discounted price (such vials being “Clinical Product”). These [*****] vials of Clinical Product provided under this Section 8.l(b)(iii) shall be at a price of US$ [*****] per vial. As of August 15, 2019, Kamada has supplied [*****] vials of Clinical Product, with [*****] vials of Clinical Product remaining. Such Clinical Product prices shall be reflected on both the purchase order and invoice for such Clinical Product. Prior to [*****], the Clinical Product shall count towards Kamada’s Production Capacity for the year in which the Clinical Product is supplied, but not towards the Minimum Purchase Level for the Minimum Period in which the Clinical Product is supplied. Starting [*****], the Clinical Product shall count towards Kamada’s Production Capacity for the year in which the Clinical Product is supplied, and towards the Minimum Purchase Level for the Minimum Period in which the Clinical Product is supplied

7.	All provisions of the Agreement and its prior amendments which are not expressly amended by the terms of this Sixth Amendment shall remain in effect and without change. In the event of any conflict or inconsistency between the terms and conditions of this Sixth Amendment and the terms and conditions of the Agreement and its prior amendments, the terms and conditions of this Sixth Amendment shall govern and control the rights and obligations of the Parties.

[Signature page to follow]

Sixth Amendment to the Exclusive Manufacturing, Supply and Distribution Agreement-Confidential	Page 4

IN WITNESS WHEREOF, the Parties have caused this Sixth Amendment to be executed by their duly authorized representatives.

BAXALTA US INC.	KAMADA LTD.

By:	By:	/s/ Amir London
Name:	Name:	Amir London
Title:	Title:	Chief Executive Officer
Date:	Date:

	By:	/s/ Chaime Orlev
	Name:	Chaime Orlev
	Title:	Chief Financial Officer
Date:

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